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                                                                 Exhibit 99.1(a)

                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statements of Lifeline Systems, Inc. on Form S-8 (File Nos. 33-40684, 33-58632, 33-79294, 33-
59499, 333-03949, 333-03953, 333-03951) of our report dated May 21, 1997, on our audits of the financial statements of the Lifeline Systems, Inc. Employee Savings and Investment Plan as of December 31, 1996 and 1995 and for the years then ended, which report is included in this Annual Report on Form 11-K.


                                       /s/ Coopers & Lybrand L.L.P.


Boston, Massachusetts                  COOPERS & LYBRAND L.L.P.
June 25, 1997